Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260069, 333-271144, 333-274264, 333-283801 and 333-291244 on Form S-3 and Registration Statement Nos. 333-249130, 333-256013, 333-264025, 333-270915, 333-276161, 333-278070 333-284167 and 333-292589 on Form S-8 of our report dated March 19, 2026, relating to the financial statements of Taysha Gene Therapies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 19, 2026